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                                                                   Exhibit 10.22


                              CONSULTING AGREEMENT


         CONSULTING AGREEMENT (the "Agreement") entered into this 12th day of November, 1997 by and between Art Technology Group, Inc., a Delaware corporation with its principal place of business at 101 Huntington Avenue, 22nd Floor, Boston, MA 02115 (the "Company") and Thomas N. Matlack, having a place of business at 362 Commonwealth Avenue, Boston, MA 02115 (the "Consultant").

         1. TERM OF ENGAGEMENT. The Company hereby agrees to retain the Consultant, and the Consultant hereby agrees to be retained by the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof and ending on the first anniversary of the date hereof (the "Consulting Period").

         2. CONSULTING DUTIES. During the Consulting Period, the Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Board of Directors of the Company (the "Board") in the areas of (i) strategic planning and (ii) financial advice and planning. The Consultant's services shall be provided at such times and in such locations as the parties mutually agree. The Consultant shall devote such time and effort to his services hereunder as the parties mutually agree.

         3.  FEES AND EXPENSES.

         3.1 FEES. In full compensation for his consulting services rendered under this Agreement, the Company shall grant to the Consultant a non-statutory stock option for the purchase of 73,000 shares of the Company's Common Stock, $0.01 par value per share, for an exercise price of $0.75 per share, which option will become exercisable in full on the first anniversary of the date hereof, and having such other terms and conditions as are set forth in the Company's standard form of non-statutory stock option agreement.

         3.2 EXPENSES. The Company shall reimburse the Consultant for all reasonable travel and other business expenses incurred or paid by the Consultant in connection with the performance of his duties hereunder, upon presentation by the Consultant of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, PROVIDED, HOWEVER, that the nature and amount of such expenses shall be subject to the Company's expense policies as in effect from time to time.

         4. INDEPENDENT CONTRACTOR STATUS. The Consultant shall perform his consulting services as an "independent contractor" and not as an employee or agent of the Company. The Consultant shall not be entitled to any benefits made available to employees of the Company.


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         5. CONFIDENTIAL INFORMATION. The Consultant agrees not to disclose, either during the Consulting Period or at any time thereafter, to any person not employed by the Company or not engaged to render services to the Company, any confidential, proprietary or trade secret information ("Confidential Information") obtained by the Consultant from the Company; PROVIDED, HOWEVER, that this provision shall not preclude the Consultant from the use or disclosure of information known generally to the public (other than that which the Consultant may have disclosed in breach of this Agreement) or of information not generally considered confidential or from disclosure required by law or court order or in the proper conduct of the Company's business. The Consultant agrees that his obligation not to disclose or use Confidential Information also extends to Confidential Information of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Consultant in the course of the Company's business.

         6. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon sending, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6.

         7. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

         8. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without reference to conflict of laws principles.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns; PROVIDED, HOWEVER, that the obligations of the Consultant are personal and shall not be assigned by him.

         10.  MISCELLANEOUS.

         10.1 No delay or omission by either the Company or the Consultant in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either the Company or the Consultant on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         10.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.



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         10.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                             ART TECHNOLOGY GROUP, INC.



                                             By:  /s/ Mahendrajeet Singh
                                                --------------------------------
                                                  Mahendrajeet Singh, President



                                             CONSULTANT


                                                  /s/ Thomas N. Matlack
                                             -----------------------------------
                                             Thomas N. Matlack